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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG AB, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial Information and Operating Data", and "Experts" and to the use of our report dated April 10, 2001, (except for the first paragraph of Note 3, as to which the date is August 15, 2001) in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-69654) and related Prospectus of Private Media Group, Inc. for the registration of 7,400,000 shares of its common stock.


ERNST & YOUNG AG

Stockholm, Sweden

January 11, 2002


/s/ Tom Bjorklund



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